Exhibit 11

                     COMPUTATION OF PER SHARE EARNINGS

The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three and six months ended February 28, 1997 and February 29, 1996.

Three months ended February 28, 1997:
     23,329,990 x shares outstanding for 31 days                723,229,690
     23,404,092 x shares outstanding for 31 days                725,526,852
     23,409,028 x shares outstanding for 28 days                655,452,784
                                                              _____________
                                                              2,104,209,326
     Divided by number of days in the period                             90
                                                              _____________
                                                                 73,380,104
Six months ended February 28, 1997:
     23,892,819 x shares outstanding for 30 days                716,784,570
     23,666,720 x shares outstanding for 31 days                733,668,320
     23,281,927 x shares outstanding for 30 days                698,457,810
     23,329,990 x shares outstanding for 31 days                723,229,690
     23,404,092 x shares outstanding for 31 days                725,526,852
     23,409,028 x shares outstanding for 28 days                655,452,784
                                                              _____________
                                                              4,253,120,026
     Divided by number of days in the period                            181
                                                              _____________
                                                                 23,497,901

Three months ended February 29, 1996:
     23,340,118 x shares outstanding for 11 days                256,741,298
     23,345,163 x shares outstanding for 21 days                490,248,423
     23,398,704 x shares outstanding for 30 days                701,961,120
     23,529,859 x shares outstanding for 13 days                305,888,167
     23,590,511 x shares outstanding for 16 days                377,448,176
                                                              _____________
                                                              2,132,287,184
     Divided by number of days in the period                             91
                                                              _____________
                                                                 23,431,727

Six months ended February 29, 1996:
     23,313,132 x shares outstanding for 21 days                489,575,772
     23,315,089 x shares outstanding for 21 days                489,616,869
     23,320,721 x shares outstanding for 18 days                419,772,978
     23,331,311 x shares outstanding for  8 days                186,650,488
     23,334,503 x shares outstanding for 23 days                536,693,569
     23,340,118 x shares outstanding for 11 days                256,741,298
     23,345,163 x shares outstanding for 21 days                490,248,423
     23,398,704 x shares outstanding for 30 days                701,961,120
     23,529,859 x shares outstanding for 13 days                305,888,167
     23,590,511 x shares outstanding for 16 days                377,448,176
                                                              _____________
                                                              4,254,596,860
     Divided by number of days in the period                            182
                                                              _____________
                                                                 23,376,906